Exhibit R

Organization Chart

Name	Jurisdiction	% of Voting Shares	Principal Business

Mark R. Walter

DLICM, LLC	Delaware	72.92%	Holding Co.

DLHPII Equity Participation Company, LLC	Delaware	27.08%	Holding Co.

Delaware Life Holdings Parent II, LLC	Delaware	100%	Holding Co.

Delaware Life Holdings Parent, LLC	Delaware	91.89%	Holding Co.

Group One Thousand One, LLC	Delaware	100%	Holding Co.

Armstrong STF IV, LLC	Delaware	100%	Investment

Delaware Life Marketing, LLC	Delaware	100%	Insurance Agency

Dansbury Capital, LLC	Delaware	100%	Investment

Delta Lane Funding, LLC	Delaware	100%	Investment

Dixon Canyon Capital, LLC	Delaware	100%	Investment

Wright STF III, LLC	Delaware	100%	Investment

1001 Capital, LLC	Delaware	100%	Investment

Group One Thousand One Advisory Services, LLC	Delaware	100%	Investment

Group One Thousand One Services, Inc.	Delaware	100%	Holding Co.

G1001 Advisory Resources, Inc.	Delaware	100%	Services

Group 1001 Resources, LLC	Delaware	100%	Services

Tomorrow Loyalty Services, LLC	Delaware	100%	Services

Gainbridge Insurance Agency, LLC	Delaware	100%	Insurance Agency

PSA Realty Company	Pennsylvania	100%	Holding Co.

Group 1001 Indiana Holdings, LLC	Indiana	100%	Holding Co.

Group 1001 Innovation Holdings, LLC	Delaware	100%	Holding Co.

Group 1001 Innovation Properties, LLC	Delaware	100%	Investment

Group 1001 Innovation Lab, LLC	Delaware	100%	Services

K Ucass, LLC	Indiana	90%	Services

Group 1001 Innovation Solutions, LLC	Delaware	100%	Services

AxiaTP Holdings, LLC	Delaware	90%	Holding Co.

Axia Technology Partners, LLC	Indiana	100%	Services

DG Telecom, LLC	Indiana	100%	Services

Delaware Life Insurance Company[1]	Delaware	100%	Insurance

Delaware Life Variable Account A	Delaware	100%	Inactive

Delaware Life Variable Account B	Delaware	100%	Inactive

Delaware Life Variable Account C	Delaware	100%	VA2

Delaware Life Variable Account D	Delaware	100%	VA

Delaware Life Variable Account E	Delaware	100%	VUL[3]

Delaware Life Variable Account F4	Delaware	100%	VA

Delaware Life Variable Account G4	Delaware	100%	VUL

Delaware Life Separate Account H	Delaware	100%	VUL

Delaware Life Variable Account I4	Delaware	100%	VUL

Delaware Life Variable Account K	Delaware	100%	Inactive

Delaware Life Variable Account L	Delaware	100%	VA

Delaware Life Separate Account M	Delaware	100%	VUL

Delaware Life Variable Account N	Delaware	100%	Inactive

Delaware Life Variable Account O	Delaware	100%	Inactive

DL Private Variable Account A	Delaware	100%	VA & VUL

Keyport Life Ins. Co. Separate Account P	Delaware	100%	VA & VUL

[1]	Statutory basis financial statements are filed with the SEC
[2]	Variable Annuity
[3]	Variable Universal Life
[4]	Separate financial statements are filed with the SEC

Name	Jurisdiction	% of Voting Shares	Principal Business

Keyport Life Ins. Co. Separate Account Q	Delaware	100%	VA & VUL

Delaware Life Separate Account R	Delaware	100%	VA & VUL

Delaware Life Separate Account S	Delaware	100%	VA & VUL

KMA Variable Account	Delaware	100%	VA

Keyport Variable Account A	Delaware	100%	VA

Keyport Variable Account I	Delaware	100%	VUL

Delaware Life WSA Separate Account	Delaware	100%	VA & VUL

Delaware Life Insurance Company of New York[1]	New York	100%	Insurance

Delaware Life (N.Y.) Variable Account A	New York	100%	VA

Delaware Life (N.Y.) Variable Account B	New York	100%	VA

Delaware Life (N.Y.) Variable Account C	New York	100%	VA

Delaware Life (N.Y.) Variable Account D	New York	100%	VUL

Delaware Life (N.Y.) Variable Account E	New York	100%	VUL

Delaware Life (N.Y.) Variable Account F	New York	100%	VA

Delaware Life (N.Y.) Variable Account G	New York	100%	VUL

Delaware Life (N.Y.) Separate Account H	New York	100%	VUL

Delaware Life (N.Y.) Variable Account J	New York	100%	Inactive

Delaware Life (N.Y.) Separate Account L	New York	100%	VA & VUL

Delaware Life (N.Y.) Separate Account M	New York	100%	VA & VUL

Delaware Life (N.Y.) Variable Account N	New York	100%	Inactive

KBL Variable Account A	New York	100%	VA

KBL Variable Annuity Account	New York	100%	VA

Delaware Life Reinsurance (U.S.) Corp.	Oklahoma	100%	Insurance

DL Private Placement Investment Company I, LLC	Delaware	100%	PPVUL5/PPVA[6]

Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker Dealer

Delaware Life 1099 Reporting Company, LLC	Delaware	100%	Services

DL Investment Holdings 2016-1, LLC	Delaware	100%	Investment

DL Investment Holdings 2016-2, LLC	Delaware	100%	Investment

DL Reinsurance Company	Delaware	100%	Insurance

DL Service Holdings, LLC	Alaska	100%	Inactive

Ellendale Insurance Agency, LLC	Delaware	100%	Insurance Agency

ELND Collateral Company Parent, LLC	Delaware	100%	Investment

EDIA Funding I, LLC	Delaware	100%	Investment

EDIA Funding III, LLC	Delaware	100%	Investment

EDIA Funding IV, LLC	Delaware	100%	Investment

EDL Holdings, LLC	Delaware	100%	Investment

EDIA Funding II, LLC	Delaware	100%	Investment

ELND Collateral Company II, LLC	Delaware	100%	Investment

IDF IX, LLC	Delaware	100%	PPVUL

Clear Spring PC Holdings, LLC	Delaware	80%	Holding Co.

Clear Spring PC Acquisition Corp.	Delaware	100%	Holding Co.

Clear Spring Property and Casualty Company	Texas	100%	Insurance

Clear Spring Health Holdings, LLC	Delaware	100%	Holding Co.

Clear Spring Health Management Services, LLC	Delaware	100%	Services

Clear Spring Health of Illinois, Inc.	Illinois	100%	Insurance

Clear Spring Health Insurance Company	Arizona	100%	Insurance

Clear Spring Health (CO), Inc.	Colorado	100%	Insurance

Clear Spring Health (VA), Inc.	Virginia	100%	Insurance

Community Care Alliance of Illinois, Inc.	Illinois	100%	Insurance

Eon Health Plan, LLC	Delaware	100%	Holding Co.

Eon Health, Inc.	Georgia	100%	Insurance

Eon Health, Inc.	South Carolina	100%	Insurance

Lackawanna Casualty Company	Pennsylvania	100%	Insurance

[5]	Private Placement Variable Universal Life
[6]	Private Placement Variable Annuity

Name	Jurisdiction	% of Voting Shares	Principal Business

Lackawanna American Insurance Company	Pennsylvania	100%	Insurance

Lackawanna National Insurance Company	Pennsylvania	100%	Insurance

Delaware Life (Bermuda) Holdings, Inc.	Delaware	100%	Holding Co.

Delaware Life Reinsurance (Barbados) Corp.	Barbados	100%	Insurance

R.V.I. Manager, LLC	Delaware	100%	Holding Co.

R.V.I. Holdings, LLC	Delaware	100%	Holding Co.

R.V.I. Acquisition Holdings, LLC	Delaware	100%	Holding Co.

R.V.I. Guaranty Co., Ltd.	Bermuda	100%	Insurance

169 Lackawanna Avenue, LLC	New Jersey	85.05%	Investment

2700 Miamisburg-Centerville Road, LLC	Ohio	100%	Investment

R.V.I America Corporation	Delaware	100%	Holding Co.

R.V.I. America Insurance Company	Delaware	100%	Insurance

1108 State RA, LLC	New York	100%	Investment

6800 Greenwell Springs Road, LLC	Delaware	100%	Investment

3175 West Dupont Ave, LLC	West Virginia	100%	Investment

7109 Harvard Avenue, LLC	Ohio	100%	Investment

160 Washington Avenue, LLC	New Jersey	100%	Investment

169 Lackawanna Avenue, LLC	New Jersey	14.95%	Investment

700 West Lincoln Highway, LLC	Illinois	100%	Investment

R.V.I. Services Co., Inc.	Connecticut	100%	Services

Transition Services, Inc.	Delaware	100%	Services

RVI Analytical Services, Inc.	Delaware	100%	Services